EXHIBIT 99.1

Oil States Announces Fourth Quarter 2017 Results

HOUSTON, Feb. 14, 2018 (GLOBE NEWSWIRE) -- Oil States International, Inc. (NYSE:OIS) reported a net loss for the fourth quarter 2017 of $37.9 million, or $0.76 per diluted share, which included a pre-tax charge of $1.4 million ($0.9 million after-tax, or $0.02 per diluted share) of transaction-related costs and a one-time, non-cash income tax charge of $28.2 million (or $0.56 per diluted share),  resulting from the recently enacted Tax Cuts and Jobs Act and the corresponding tax reform legislation in the United States. These results compare to a reported net loss for the fourth quarter of 2016 of $10.6 million, or $0.21 per diluted share, which included pre-tax charges of $0.6 million ($0.4 million after-tax, or $0.01 per diluted share) of severance and other downsizing charges.

During the fourth quarter of 2017, the Company generated revenues of $183.7 million and Adjusted Consolidated EBITDA (Note B) of $12.9 million (excluding $1.4 million of transaction-related costs). These results compare to revenues of $169.9 million and Adjusted Consolidated EBITDA of $13.7 million reported in the fourth quarter of 2016 (excluding $0.6 million of severance and downsizing charges).

Oil States’ President and Chief Executive Officer, Cindy B. Taylor, stated, "Our results for the fourth quarter continued to benefit from improved completions activity across the U.S. shale plays as our customers focus on unconventional completions to grow their production. Low levels of deepwater spending continued to affect our Offshore/Manufactured Products segment with limited industry award activity during the fourth quarter. However, we were able to maintain a quarterly book-to-bill ratio of 0.79x, yielding 0.95x for the full year.

"Subsequent to year end, we closed the acquisition of GEODynamics, Inc. We believe that GEODynamics is a unique and transformational acquisition for Oil States, offering meaningful growth potential that combines advanced technology with downhole consumable completion solutions. Their offerings, which help our customers enhance their well productivity, are ideal for the current operating environment which is characterized by longer lateral lengths, increased frac stages and a growing number of perforation clusters. GEODynamics' products are complementary to our Completion Services offerings, creating additional revenue opportunities and the ability to service an expanded customer base.”

For the year ended December 31, 2017, the Company reported revenues of $670.6 million and Adjusted Consolidated EBITDA of $38.0 million (excluding $3.4 million of severance, downsizing, and transaction-related costs). The net loss for the year ended December 31, 2017 totaled $84.9 million and included $2.0 million ($1.5 million after-tax, or $0.03 per diluted share) of severance and downsizing charges, $1.4 million ($0.9 million after-tax, or $0.02 per diluted share) of transaction-related costs, $28.2 million of additional tax expense ($0.56 per diluted share) due to a one-time, non-cash income tax charge resulting from the recently enacted tax reform legislation in the United States and $1.0 million ($0.02 per diluted share) from the decision to carryback 2016 net operating losses against taxable income reported in 2014. For the year ended December 31, 2016, the Company reported revenues of $694.4 million and Adjusted Consolidated EBITDA of $55.5 million (excluding $5.2 million of severance and downsizing charges). The net loss for the year ended December 31, 2016 totaled $46.4 million and included $5.2 million ($3.3 million after-tax, or $0.06 per diluted share) of severance and downsizing charges.

BUSINESS SEGMENT RESULTS
(See Segment Data Tables)

Well Site Services
Well Site Services generated revenues of $82.0 million and Segment EBITDA of $10.7 million in the fourth quarter of 2017 compared to revenues and Segment EBITDA of $54.9 million and $1.1 million, respectively, in the fourth quarter of 2016.  Well Site Services revenues and Segment EBITDA increased 49% and 895%, respectively, due to a 36% year-over-year increase in the number of Completion Services job tickets coupled with a 6% year-over-year increase in revenue per Completion Services job. These increases were driven by significantly increased completion-related activity levels in the U.S. and a more favorable job mix. Adjusted Segment EBITDA margins (Note A) averaged 13% in the fourth quarter of 2017 compared to 2% in the fourth quarter of 2016 after excluding severance and downsizing charges. Improved utilization in the land drilling business, which averaged 31% in the fourth quarter of 2017 compared to only 18% in the fourth quarter of 2016, also positively impacted the segment’s results.

Offshore/Manufactured Products
Offshore/Manufactured Products generated revenues and Segment EBITDA of $101.7 million and $16.3 million, respectively, in the fourth quarter of 2017 compared to revenues of $115.0 million and Segment EBITDA of $25.4 million in the fourth quarter of 2016. Revenues and Segment EBITDA decreased 12% and 36% year-over-year, respectively, due to lower contributions across most of the segment’s product and service lines, particularly those tied to major deepwater project sanctions. Lower project-driven revenues were partially offset by a 45% improvement in sales of our shorter-cycle products (elastomer and valve products), which continued to benefit from expanded U.S. land-based activity. Segment EBITDA margin was 16% in the fourth quarter of 2017 compared to a margin of 22% realized in the fourth quarter of 2016. Fourth quarter 2016 margins benefited from the larger number of major projects in process or nearing completion during the period.  Backlog totaled $168 million at December 31, 2017 compared to $198 million at September 30, 2017 and $199 million reported at December 31, 2016.

Income Taxes
The Company recognized an effective tax rate provision of 156.9% in the fourth quarter of 2017 and an overall effective tax rate provision of 9.6% for 2017. This compares to an effective tax rate benefit of 37.8% in the fourth quarter of 2016 and an overall effective tax rate benefit of 36.7% for 2016. The higher effective tax rate provision in the fourth quarter of 2017 was primarily attributable to the recently enacted U.S. tax reform legislation which resulted in a non-cash income tax charge of $28.2 million in the fourth quarter of 2017. This charge related primarily to the U.S. transition tax recorded on its unremitted foreign earnings coupled with reserves booked against its foreign tax credits which were recorded as assets prior to U.S. tax reform. Additionally, the Company was required to revalue its other U.S. deferred tax assets and liabilities to reflect the lower U.S. corporate income tax rate which has been reduced from 35% to 21%.

Financial Condition
As of December 31, 2017, the Company’s revolving credit facility was undrawn and cash on hand totaled $53.5 million. Total availability under the revolving credit facility as of December 31, 2017 was $159.3 million (net of standby letters of credit totaling $21.2 million).

Subsequent Events
On January 12, 2018, the Company completed its acquisition of GEODynamics, Inc. The acquisition was funded with a combination of $295 million of cash (net of estimated cash acquired and funded by borrowings under the Company's revolving credit facility), the issuance of 8.66 million shares of the Company's common stock (valued at approximately $295 million based on the Company's share price at closing) and the issuance of a $25 million unsecured promissory note payable to the sellers, bearing interest at 2.5% per annum maturing in July 2019, for total consideration of approximately $615 million at closing.

On January 30, 2018, the Company completed an offering of $200 million principal amount of 1.50% convertible senior notes due 2023. The net proceeds from the offering were used to repay a portion of the borrowings outstanding under the Company's revolving credit facility, which were drawn in January 2018 to fund the cash portion of the GEODynamics acquisition. In conjunction with the issuance of the convertible senior notes, the Company's revolving credit facility was further amended and the maturity date extended. Lender commitments under the amended revolving credit facility total $350 million. The amended revolving credit facility can be increased up to an incremental $150 million, subject to additional lender commitments, and the maturity date of the amended credit agreement was extended to January 30, 2022. The amended credit agreement contains customary financial covenants and restrictions, such as a senior leverage ratio, a total net leverage ratio and an interest coverage ratio.

Conference Call Information
The call is scheduled for Thursday, February 15, 2018 at 10:00 am CT, and is being webcast and can be accessed from the Company’s website at www.ir.oilstatesintl.com. Participants may also join the conference call by dialing (800) 446-1671 in the United States or by dialing +1 847 413 3362 internationally and using the passcode 46421627. A replay of the conference call will be available one and a half hours after the completion of the call by dialing (888) 843-7419 in the United States or by dialing +1 630 652 3042 internationally and entering the passcode 46421627.

About Oil States
Oil States International, Inc. is a global oilfield products and services company serving the drilling, completion, subsea, production and infrastructure sectors of the oil and gas industry. The Company’s manufactured products include highly engineered capital equipment as well as products consumed in the drilling, well construction and production of oil and gas. The Company is also a leading provider of completion services to the industry. Through its recent acquisition of GEODynamics, Inc., the Company is also a leading researcher, developer and manufacturer of engineered solutions to connect the wellbore with the formation in oil and gas well completions. Oil States is headquartered in Houston, Texas with manufacturing and service facilities strategically located across the globe. Oil States is publicly traded on the New York Stock Exchange under the symbol “OIS”.

For more information on the Company, please visit Oil States International’s website at www.oilstatesintl.com.

Forward Looking Statements
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, the general nature of the energy service industry; and other factors discussed in the “Business” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and the subsequently filed Quarterly Reports on Form 10-Q and Periodic Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)
Revenues:
Products	$80,533	$92,608	$303,802	$416,174
Service	103,177	77,326	366,825	278,270
	183,710	169,934	670,627	694,444

Costs and expenses:
Product costs	59,214	60,415	219,466	288,270
Service costs	81,592	65,375	301,289	238,500
Selling, general and administrative expenses	30,761	33,179	114,816	124,033
Depreciation and amortization expense	25,115	29,054	107,667	118,720
Other operating (income) expense, net	887	(1,698)	1,261	(5,796)
	197,569	186,325	744,499	763,727
Operating loss	(13,859)	(16,391)	(73,872)	(69,283)

Interest expense	(1,304)	(1,219)	(4,674)	(5,343)
Interest income	116	78	359	399
Other income	298	440	775	902
Loss from continuing operations before income taxes	(14,749)	(17,092)	(77,412)	(73,325)
Income tax (provision) benefit	(23,146)	6,465	(7,438)	26,939
Net loss from continuing operations	(37,895)	(10,627)	(84,850)	(46,386)
Net loss from discontinued operations, net of tax	—	—	—	(4)
Net loss attributable to Oil States	$(37,895)	$(10,627)	$(84,850)	$(46,390)

Basic net loss per share attributable to Oil States from:
Continuing operations	$(0.76)	$(0.21)	$(1.69)	$(0.92)
Discontinued operations	—	—	—	—
Net loss	$(0.76)	$(0.21)	$(1.69)	$(0.92)

Diluted net loss per share attributable to Oil States from:
Continuing operations	$(0.76)	$(0.21)	$(1.69)	$(0.92)
Discontinued operations	—	—	—	—
Net loss	$(0.76)	$(0.21)	$(1.69)	$(0.92)

Weighted average number of common shares outstanding:
Basic	49,987	50,224	50,139	50,174
Diluted	49,987	50,224	50,139	50,174

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In Thousands)

	December 31, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$53,459	$68,800
Accounts receivable, net	216,139	234,513
Inventories, net	168,285	175,490
Prepaid expenses and other current assets	18,054	11,174
Total current assets	455,937	489,977

Property, plant, and equipment, net	498,890	553,402
Goodwill, net	268,009	263,369
Other intangible assets, net	50,265	52,746
Other noncurrent assets	28,410	24,404
Total assets	$1,301,511	$1,383,898

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capitalized leases	$411	$538
Accounts payable	49,089	34,207
Accrued liabilities	45,889	45,333
Income taxes payable	1,647	5,839
Deferred revenue	18,234	21,315
Total current liabilities	115,270	107,232

Long-term debt and capitalized leases	4,870	45,388
Deferred income taxes	24,718	5,036
Other noncurrent liabilities	23,940	21,935
Total liabilities	168,798	179,591

Stockholders’ equity:
Common stock	627	623
Additional paid-in capital	754,607	731,562
Retained earnings	1,048,623	1,133,473
Accumulated other comprehensive loss	(58,493)	(70,300)
Treasury stock	(612,651)	(591,051)
Total stockholders’ equity	1,132,713	1,204,307
Total liabilities and stockholders’ equity	$1,301,511	$1,383,898

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Year Ended December 31,
	2017	2016
	(Unaudited)
Cash flows from operating activities:
Net loss	$(84,850)	$(46,390)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss from discontinued operations	—	4
Depreciation and amortization	107,667	118,720
Stock-based compensation expense	23,049	21,322
Deferred income tax provision (benefit)	16,342	(37,606)
Amortization of deferred financing costs	1,158	785
Gain on disposals of assets	(700)	(802)
Other, net	288	2,923
Changes in operating assets and liabilities, net of effect from acquired businesses:
Accounts receivable	21,128	85,503
Inventories	11,339	32,158
Accounts payable and accrued liabilities	14,048	(27,716)
Income taxes payable	(4,126)	(1,930)
Other operating assets and liabilities, net	(9,961)	2,286
Net cash flows provided by operating activities	95,382	149,257

Cash flows from investing activities:
Capital expenditures	(35,171)	(29,689)
Acquisitions of businesses	(12,859)	—
Proceeds from disposition of property, plant and equipment	2,134	1,532
Other, net	(1,719)	(1,135)
Net cash flows used in investing activities	(47,615)	(29,292)

Cash flows from financing activities:
Revolving credit facility repayments, net	(42,184)	(80,674)
Debt and capital lease repayments	(517)	(534)
Payment of financing costs	(759)	(72)
Purchase of treasury stock	(16,283)	—
Shares added to treasury stock as a result of net share settlements due to vesting of restricted stock	(5,317)	(3,962)
Issuance of common stock from stock-based payment arrangements	—	367
Net cash flows used in financing activities	(65,060)	(84,875)

Effect of exchange rate changes on cash and cash equivalents	1,952	(2,263)
Net change in cash and cash equivalents	(15,341)	32,827
Cash and cash equivalents, beginning of year	68,800	35,973
Cash and cash equivalents, end of year	$53,459	$68,800

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

SEGMENT DATA
(In Thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenues:
Well Site Services -
Completion Services	$66,675	$46,312	$234,252	$163,060
Drilling Services	15,342	8,578	54,462	22,594
Total Well Site Services	82,017	54,890	288,714	185,654
Offshore/Manufactured Products -
Project-driven products	37,345	61,928	126,960	296,368
Short-cycle products	36,591	25,258	147,463	88,291
Other products and services	27,757	27,858	107,490	124,131
Total Offshore/Manufactured Products	101,693	115,044	381,913	508,790
Total revenues	$183,710	$169,934	$670,627	$694,444

Operating income (loss):
Well Site Services -
Completion Services (1,2)	$(6,209)	$(17,385)	$(45,169)	$(83,636)
Drilling Services (2)	(2,670)	(4,542)	(13,909)	(24,239)
Total Well Site Services	(8,879)	(21,927)	(59,078)	(107,875)
Offshore/Manufactured Products (1,2)	10,695	19,230	38,155	87,084
Corporate (1)	(15,675)	(13,694)	(52,949)	(48,492)
Total operating loss	$(13,859)	$(16,391)	$(73,872)	$(69,283)

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION – SEGMENT
EBITDA AND ADJUSTED SEGMENT EBITDA (A)
(In Thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Well Site Services:
Completion Services:
Operating loss	$(6,209)	$(17,385)	$(45,169)	$(83,636)
Depreciation and amortization expense	15,128	17,242	63,528	70,031
Other income	171	409	583	1,027
EBITDA	9,090	266	18,942	(12,578)
Severance, downsizing and other charges	—	165	1,077	1,998
Adjusted EBITDA	$9,090	$431	$20,019	$(10,580)

Drilling Services:
Operating loss	$(2,670)	$(4,542)	$(13,909)	$(24,239)
Depreciation and amortization expense	4,230	5,313	18,513	23,366
Other income	46	38	95	39
EBITDA	1,606	809	4,699	(834)
Severance, downsizing and other charges	—	88	—	248
Adjusted EBITDA	$1,606	$897	$4,699	$(586)

Total Well Site Services:
Operating loss	$(8,879)	$(21,927)	$(59,078)	$(107,875)
Depreciation and amortization expense	19,358	22,555	82,041	93,397
Other income	217	447	678	1,066
Segment EBITDA	10,696	1,075	23,641	(13,412)
Severance, downsizing and other charges	—	253	1,077	2,246
Adjusted Segment EBITDA	$10,696	$1,328	$24,718	$(11,166)

Offshore/Manufactured Products:
Operating income	$10,695	$19,230	$38,155	$87,084
Depreciation and amortization expense	5,505	6,228	24,596	24,205
Other income (expense)	81	(76)	97	(233)
Segment EBITDA	16,281	25,382	62,848	111,056
Severance, downsizing and other charges	103	317	1,049	2,952
Adjusted Segment EBITDA	$16,384	$25,699	$63,897	$114,008

Corporate:
Operating loss	$(15,675)	$(13,694)	$(52,949)	$(48,492)
Depreciation and amortization expense	252	271	1,030	1,118
Other income (expense)	—	69	—	69
EBITDA	(15,423)	(13,354)	(51,919)	(47,305)
Severance, downsizing and other charges	1,289	(5)	1,289	—
Adjusted EBITDA	$(14,134)	$(13,359)	$(50,630)	$(47,305)

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In Thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net loss from continuing operations	$(37,895)	$(10,627)	$(84,850)	$(46,386)
Income tax provision (benefit)	23,146	(6,465)	7,438	(26,939)
Depreciation and amortization expense	25,115	29,054	107,667	118,720
Interest income	(116)	(78)	(359)	(399)
Interest expense	1,304	1,219	4,674	5,343
Consolidated EBITDA (B)	11,554	13,103	34,570	50,339

Adjustments to Consolidated EBITDA (1,2):
Severance, downsizing and other charges	1,392	565	3,415	5,198
Adjusted Consolidated EBITDA (B)	$12,946	$13,668	$37,985	$55,537

(1) Operating income (loss) and Segment and Consolidated EBITDA for the three months ended December 31, 2017 included other charges of $0.1 million related to the Offshore/Manufactured Products segment and $1.3 million related to Corporate. Operating income (loss) and Segment and Consolidated EBITDA for the twelve months ended December 31, 2017 included severance, downsizing and other charges of $1.1 million related to the Completion Services business, $1.0 million related to the Offshore/Manufactured Products segment and $1.3 million related to Corporate.

(2) Operating income (loss) and Segment and Consolidated EBITDA for the three months ended December 31, 2016 included severance and downsizing charges of $0.2 million related to the Completion Services business, $0.1 million related to the Drilling Services business and $0.3 million related to the Offshore/Manufactured Products segment. Operating income (loss) and Segment and Consolidated EBITDA for the twelve months ended December 31, 2016 included severance and downsizing charges of $2.0 million related to the Completion Services business, $0.2 million related to the Drilling Services business and $3.0 million related to the Offshore/Manufactured Products segment.

(A) The terms EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA consist of operating income (loss) plus depreciation and amortization expense, and certain other items.  EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA are not measures of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for operating income (loss) or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.  Additionally, EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA may not be comparable to other similarly titled measures of other companies.  The Company has included EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA as a supplemental disclosure because its management believes that EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA provide useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates.  The Company uses EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan.  The tables above set forth reconciliations of EBITDA, Adjusted EBITDA, Segment EBITDA and Adjusted Segment EBITDA to operating income (loss), which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

(B) The terms Consolidated EBITDA and Adjusted Consolidated EBITDA consist of net loss from continuing operations plus net interest expense, taxes, depreciation and amortization expense, and certain other items.  Consolidated EBITDA and Adjusted Consolidated EBITDA are not measures of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for net loss from continuing operations or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity.  Additionally, Consolidated EBITDA and Adjusted Consolidated EBITDA may not be comparable to other similarly titled measures of other companies.  The Company has included Consolidated EBITDA and Adjusted Consolidated EBITDA as a supplemental disclosure because its management believes that Consolidated EBITDA and Adjusted Consolidated EBITDA provide useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates.  The Company uses Consolidated EBITDA and Adjusted Consolidated EBITDA to compare and to monitor the performance of the Company and its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan.  The table above sets forth a reconciliation of Consolidated EBITDA and Adjusted Consolidated EBITDA to net loss from continuing operations, which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

ADDITIONAL QUARTERLY SEGMENT AND OPERATING DATA
(unaudited)

	Three Months Ended December 31,
	2017	2016
Supplemental operating data:
Offshore/Manufactured Products backlog ($ in millions)	$168.0	$199.3

Completion Services job tickets	5,301	3,899
Average revenue per ticket ($ in thousands)	$12.6	$11.9

Land drilling operating statistics:
Average rigs available	34	34
Utilization	31.4%	18.2%
Implied day rate ($ in thousands per day)	$15.6	$15.1
Implied daily cash margin ($ in thousands per day)	$2.1	$2.0

Company Contact:
Lloyd A. Hajdik
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
713-652-0582

Patricia Gil
Oil States International, Inc.
Director, Investor Relations
713-470-4860

SOURCE: Oil States International, Inc.